Exhibit 20
CAPITAL PROPERTIES, INC. - Parcels in Downtown Providence



LEGEND
CC Convention Center
CH City Hall
H Hotel
PPM Providence Place Mall
RISC State Capital
RR Rail Lines
RWNM Roger Williams Nat'l Mem.
S Passenger Station
VMA Veteran's Mem. Auditorium
WP Water Place
H/C Hotel/Condominiums
N
Smith Street
VMA
RISC
H
Francis Street
RR
6B
Gaspee Street
S
6C
6A
RWNM
Station Place
7A
Park Row West
Canal Street
8
5
PPM
Woonasquatucket
Interstate 95
RR
Finance Way
2C
Steeple Street
4E
Exchange Street
North Main St.
4W
3E
2A & B
Moshassuck Ct.
Moshassuck River
River
3W
WP
3S
20
9
Memorial Boulevard
H
H
H/C
H
Exchange Terrace
Providence River
CC
CH

CAPITAL CENTER			
		DEVELOPMENT ON PARCEL	
Parcel Number	Parcel Size (Square Feet)	Description	Gross Square Feet
2 A & B	56,700	17 and 19 Story Residential Building	307,000
2C	35,300	13 Story Office Building	325,000
3S	48,000	13 Story Office Building	235,000
3W	35,000		
3E	24,000		
4W	46,000		
4E	22,000		
5	54,000	8 Story Residential Building	454,000
6A	87,200	4-6 Story Residential Building	120,000
6B	124,300	2-6 Story Residential Building	248,000
6C	64,500		
7A	76,000	330 Car Underground Parking Garage	
8	36,000	4 Story Office Building	114,000
9	72,000	10 Story Office Building	210,000
OUTSIDE CAPITAL CENTER			
20	26,600	3-4 Story Historic Building	20,000

(12/09/2021)